Semiannual Report as of December 31, 2001

Evergreen
Short and Intermediate Term Bond Funds

Table of Contents

Letter to Shareholders	1
Evergreen Intermediate Term Bond Fund
Fund at a Glance	2
Portfolio Manager Interview	3
Evergreen Short-Duration Income Fund
Fund at a Glance	5
Portfolio Manager Interview	6
Financial Highlights
Evergreen Intermediate Term Bond Fund	8
Evergreen Short-Duration Income Fund	10
Schedules of Investments
Evergreen Intermediate Term Bond Fund	12
Evergreen Short-Duration Income Fund	18
Combined Notes to Schedules of Investments	22
Statements of Assets and Liabilities	23
Statements of Operations	24
Statements of Changes in Net Assets	25
Combined Notes to Financial Statements	27

Evergreen Funds

Evergreen Funds is one of the nation’s fastest growing investment companies with more than $100 billion in assets under management.

With over 80 mutual funds to choose among and acclaimed service and operations capabilities, investors enjoy a broad range of quality investment products and services designed to meet their needs.

The Evergreen Funds employ intensive, research-driven investment strategies executed by over 90 research analysts and portfolio managers. The fund company remains dedicated to meeting the needs of investors and their advisors in a global economy. Look to Evergreen Funds to provide a distinctive level of service and excellence in investment management.

This semiannual report must be preceded or accompanied by a prospectus of an Evergreen fund contained herein. The prospectus contains more complete information, including fees and expenses, and should be read carefully before investing or sending money.

Mutual Funds:	NOT FDIC INSURED	MAY LOSE VALUE	NOT BANK GUARANTEED

Evergreen Distributor, Inc.
Evergreen FundsSM is a service mark of Evergreen Investment Services, Inc.

Letter to Shareholders
February 2002

William M. Ennis President and CEO	Dennis H. Ferro Chief Investment Officer

Dear Evergreen Shareholders,

We are pleased to provide the Short and Intermediate Term Bond Funds semiannual report, which covers the six-month period ended December 31, 2001.

The Bond Market Continued a Remarkable Climb

In contrast to poor performance in the equity markets of the year 2001, it was a positive year for bonds. The Federal Reserve, in an attempt to cushion economic damage, was very aggressive, providing 5 interest rate cuts in six months, helping propel the bond market higher.

The yield curve steepened dramatically throughout the year in response to the Fed action. This steepening was further accentuated by a “flight to quality” following the terrorist attacks of September 11. In fact, by October 30th, the yield on the 2-year Treasury was at a 25-year low. For much of the year, the longer end of the market lagged shorter term Treasuries, as investors-ever watchful for inflation-feared that the Fed and Congress were being overly stimulative with interest rates and tax cuts. However, a surprise Halloween announcement from the Treasury Department, suspending 30-year bond issuance, finally brought longer-term rates down.

As much as there was good news for bond investors, there were many challenges as well. As the economy slowed, many companies that had leveraged their balance sheets during the strong economy of the mid-1990’s found that declining revenues caused great pressure on their ability to honor their debt obligations. Many well-known companies (ex: Ford, Xerox) found their credit ratings diminished and investor concern about their future growing. As a result, there was an unusually large spread among bond sectors with high quality issues providing the best performance.

Toward the end of 2001, signs of economic recovery triggered a reversal in the bond market. Beginning in November, we got a taste of what a little “good news” can do. While stock market investors celebrated military successes in Afghanistan and a perceived economic recovery ahead, bonds took a bath. The declines continued in December, washing away earlier hopes for double-digit returns in the bond market for the year.

During the go-go years of the late 1990’s when equities, especially technology, was king, bonds were a forgotten asset class. Their contribution to a well-diversified portfolio was lost in the excitement of quick and large equity returns. The past year has reminded all investors that managing risk through different asset classes provides reduced volatility in a period of unstable capital markets.

Diversification Remains Important

An environment like the past six months offers many reasons for building a diversified portfolio rather than trying to predict the market’s movements. An exposure to various types of investments should remain an important component of a well-balanced portfolio. It is important that you consult with your financial advisor to develop a strategy that will support your long-term objectives. Please check out our newly enhanced website, www.EvergreenInvestments.com, for more information on Evergreen Funds, including our quarterly online shareholder newsletter, Evergreen Events.

Thank you for your continued investment in Evergreen Funds.

Sincerely,

William M. Ennis
President and CEO
Evergreen Investment Company, Inc.

Dennis H. Ferro
Chief Investment Officer
Evergreen Investment Management Company

EVERGREEN
Intermediate Term Bond Fund
Fund at a Glance as of December 31, 2001

“We anticipate an environment of more stable interest rates, modest economic growth, and falling inflation.
In that environment, we think corporate bonds and mortgage-backed securities may provide significant incremental returns.”

Portfolio Management

Tattersall Advisory Group, Inc. (TAG)
Tenure: May 2001

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 2/13/1987	Class A	Class B	Class C	Class I

Class Inception Date	2/13/1987	2/1/1993	2/1/1993	1/26/1998

6 month with sales charge	0.67%	-1.31%	1.69%	n/a

6 month w/o sales charge	4.08%	3.69%	3.69%	4.21%

Average Annual Returns*

1 year with sales charge	2.69%	0.35%	3.35%	n/a

1 year w/o sales charge	6.14%	5.35%	5.35%	6.40%

5 years	5.01%	4.58%	4.90%	5.91%

10 years	5.78%	5.41%	5.41%	6.23%

Maximum Sales Charge	3.25%	5.00%	2.00%	n/a
	Front-End	CDSC	CDSC

30-day SEC yield	4.40%	3.80%	3.79%	4.80%

6-month income distributions per share	$0.22	$0.19	$0.19	$0.23

*Adjusted for maximum applicable sales charge unless noted.

LONG TERM GROWTH

Comparison of a $10,000 investment in Evergreen Intermediate Term Bond Fund, Class A shares2, versus a similar investment in the Lehman Brothers Aggregate Bond Index (LBABI), the Lehman Brothers Intermediate Government/Credit Index (LBIGCI) and the Consumer Price Index (CPI).

The LBABI and the LBIGCI are unmanaged market indexes that do not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1
1 Source: 2001 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in load, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes B, C, and I prior to their inception is based on the performance of Class A, the original class offered. These historical returns for Classes B, C and I have not been adjusted to reflect the effect of each class’ 12b-1 fees. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Classes B and C would have been lower while returns for Class I would have been higher. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would have been lower.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen Fund (or the investment advisor’s affiliates) through special arrangements entered into on behalf of the Evergreen Funds with certain financial service firms; certain institutional investors; and persons who owned Class Y shares in a registered name in an Evergreen Fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

U.S. government guarantees apply only to the underlying securities of the fund’s portfolio and not to the fund’s shares.

All data is as of December 31, 2001 and is subject to change.

EVERGREEN
Intermediate Term Bond Fund
Portfolio Manager Interview

How did the fund perform over the past six months?

The fund’s Class A shares returned 4.08%, exclusive of sales charges, for the six-month period ended December 31, 2001, versus the 4.66% return of the Lehman Brothers Aggregate Bond Index for the same period. The Lehman Brothers Intermediate Government/Credit Index returned 4.69% for the same period. Contributing to the fund’s performance was a successful focus on asset-allocation and relative value management.

Portfolio Characteristics

Total Net Assets	$146,582,356

Average Credit Quality	AA

Effective Maturity	7.3 Years

Average Duration	4.5 Years

What was the fund’s investment environment like during the period?

The environment was mixed. Shorter-term interest rates fell more than their longer-term counterparts. Longer-term rates were relatively unchanged, during the period. In the months before September 11th, investors focused on the economy’s deterioration. Yields fell, pushing bond prices higher as the Federal Reserve Board cut interest rates to stimulate what appeared to be an increasingly elusive recovery. Investors retrenched in the weeks immediately following the devastating attack. The economy’s fate of a deepening recession seemed sealed and investors became extremely risk averse. However, sentiment shifted to a more optimistic outlook toward the end of 2001. Investors came to believe a continued low interest rate environment would eventually recharge economic growth. While interest rates rose on these expectations, pushing bond prices lower, long-term bond prices were supported by the announcement that the U.S. Treasury would no longer issue 30-year bonds.

Shorter-term U.S. Treasuries outperformed other sectors last year; however periodic flights-to-quality and a high scarcity value for long-term government bonds kept demand strong in the U.S. Treasury sector, in general. Yields reached their yearly low in early November, with the yield on the 3-month Treasury bill falling below 2% and the yield on the 10-year U.S. Treasury note hovering just above 4%. Conditions were more challenging in other market sectors. The economy’s ailing health prompted credit concerns among corporate bond investors. As a result, higher quality bonds fared better than their lower-quality counterparts. Further, heavy supply put additional downward pressure on prices, as corporations took advantage of the low interest rate environment to refinance debt. Mortgage-backed securities lagged U.S. Treasuries because of the sharp drop in short-term rates, increased price volatility and investor expectations for a rise in prepayments. Prepayments occur when a mortgage is paid-off prior to its stated maturity. When a mortgage is pre-paid, it is removed from the portfolio, no longer contributing income or the potential for price appreciation.

Portfolio Composition
(as a percentage of 12/31/2001 portfolio assets)

Corporate Bonds	30.0%

Mortgage-Backed Securities	26.0%

Collateralized Mortgage Obligations	20.4%

U.S. Treasury Obligations	8.4%

Asset-Backed Securities	2.1%

Yankee Obligations-Corporate	0.5%

Short-Term Investments	12.6%

EVERGREEN
Intermediate Term Bond Fund
Portfolio Manager Interview

What strategies did you use to manage the fund?

We focused on asset-allocation and relative value over the past six months. Although we periodically adjusted duration to keep up with the shifting direction of rates, it was difficult to add excess return because rates changed only marginally in the 30-year end of the yield curve. Specifically, we built the fund’s positions in corporate bonds and mortgage-backed securities when their yields were generous relative to U.S. Treasuries, and pared back holdings in these more income-oriented sectors when their yield advantage was less attractive. We emphasized quality and liquidity in light of all the market’s uncertainties. In the mortgage-backed sector, we concentrated on securities whose structure provided greater prepayment protection and fewer price fluctuations.

Portfolio Quality
(as a percentage of 12/31/2001 portfolio assets)

AAA	64.4%

AA	3.8%

A	15.6%

BBB	9.7%

BB	3.9%

B	2.6%

What is your outlook for the first half of 2002?

We are optimistic about the income-oriented sectors. We anticipate an environment of more stable interest rates, modest economic growth and falling inflation. In that environment, we think corporate bonds and mortgage-backed securities may provide significant incremental returns. These sectors offered extremely attractive yield advantages over U.S. Treasuries, as 2001 came to a close. We expect investors to push the prices of corporate bonds and mortgage-backed securities higher as the economy strengthens, credit conditions improve and the number of refinancings decline as interest rates stabilize. With its substantial positions in corporate bonds and mortgage-backed securities, we believe the fund is well positioned for such an environment.We look forward to strong relative performance in the months to come.

EVERGREEN
Short-Duration Income Fund
Fund at a Glance as of December 31, 2001

“We anticipate an environment of stable interest rates,
modest economic growth, and falling inflation.”

Portfolio Management

Tattersall Advisory Group, Inc. (TAG)
Tenure: May 2001

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 1/28/1989	Class A	Class B	Class C	Class I
Class Inception Date	1/28/1989	1/25/1993	9/6/1994	1/4/1991

6 month with sales charge	0.99%	-0.98%	2.02%	n/a

6 month w/o sales charge	4.41%	4.02%	4.02%	4.54%

Average Annual Returns

1 year with sales charge	4.49%	2.25%	5.25%	n/a

1 year w/o sales charge	8.06%	7.25%	7.25%	8.32%

5 years	5.38%	4.83%	5.16%	6.27%

10 years	5.62%	5.19%	5.31%	6.15%

Maximum Sales Charge	3.25%	5.00%	2.00%	n/a
	Front-End	CDSC	CDSC

30-day SEC yield	4.42%	3.66%	3.67%	4.67%

6-month income distributions per share	$0.25	$0.21	$0.21	$0.26

* Adjusted for maximum applicable sales charge unless noted.

LONG TERM GROWTH

Comparison of a $10,000 investment in Evergreen Short-Duration Income Fund, Class A shares2, versus a similar investment in the Lehman Brothers Intermediate Government/Credit Index (LBIGCI) and the Consumer Price Index (CPI).

The LBIGCI is an unmanaged market index that does not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1
1 Source Moringstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in load, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes B, C, and I prior to their inception is based on the performance of Class A, the original class offered. These historical returns for Classes B, C, and I have not been adjusted to reflect the effect of each class’ 12b-1 fees. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Classes B and C would have been lower while returns for Class I would have been higher. Returns reflect expense limits previously in effect, without which returns would have been lower.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen Fund (or the investment advisor’s affiliates) through special arrangements entered into on behalf of the Evergreen Funds with certain financial service firms; certain institutional investors; and persons who owned Class Y shares in a registered name in an Evergreen Fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

U.S. government guarantees apply only to the underlying securities of the fund’s portfolio and not to the fund’s shares.

All data is as of December 31, 2001 and is subject to change.

EVERGREEN
Short-Duration Income Fund
Portfolio Manager Interview

How did the fund perform?

For the six-month period ended December 31, 2001, the fund’s Class A shares returned 4.41%, exclusive of sales charges, compared to the 4.69% return of the Lehman Brothers Intermediate Government/Credit Index for the same period. We attribute the fund’s performance to its duration management, successful asset-allocation and a focus on relative value, particularly in corporate bonds and mortgage-backed securities. Due to a management change, the fund’s indexes were changed to more closely align with the management style and types of investments in which the fund invests.

Portfolio Characteristics

Total Net Assets	$324,720,312

Average Credit Quality	AA

Effective Maturity	5.2 Years

Average Duration	3.8 Years

What was the environment like during the period?

The environment was generally positive for the fund. The prices of shorter duration securities rose on deteriorating economic conditions and extraordinary investor preference for quality. As the period opened, investors focused on stubborn weakness in the economy, and the Federal Reserve Board’s ongoing cuts in interest rates to revitalize growth. The prospect of a deepening recession seemed assured after September 11th. Investors retrenched, adopting an aversion to risk that spawned a flight-to-quality. The yield on the 3-month U.S. Treasury bill fell to under 2% in early-November. By mid-November market sentiment shifted. Investors became increasingly confident that continued low interest rates would recharge economic growth in the months ahead. Although the Federal Reserve Board maintained an accommodative monetary policy, longer-term rates began to rise.

Portfolio Composition
(as a percentage of 12/31/2001 portfolio assets)

Corporate Bonds	42.2%

Mortgage-Backed Securities	20.6%

Collateralized Mortgage Obligations	16.3%

U.S. Treasury Obligations	7.5%

Asset-Backed Securities	3.9%

Yankee Obligations-Government	2.8%

Yankee Obligations-Corporate	1.0%

Short-Term Investments	5.7%

What strategies did you use to manage the fund?

We focused on asset-allocation, relative value, and duration management. Expressed in years, duration measures a security’s sensitivity to interest rate changes. Securities with longer durations are more sensitive to changes in interest rates than securities with shorter durations. Securities with short durations exhibit greater price stability than their longer-duration counterparts. The duration of the fund was slightly longer than the Lehman Brothers Intermediate Government/Credit Index earlier in the period. In the year’s last quarter, we reduced duration as interest rates began to rise. These adjustments added to performance when interest rates fell and protected returns when yields moved higher.

Asset-allocation and relative value also were integral parts of our strategy. When their yield advantage became attractive relative to U.S. Treasuries, we boosted the fund’s holdings in income-oriented bonds, specifically, corporate

EVERGREEN
Short-Duration Income Fund
Portfolio Manager Interview

bonds and mortgage-backed securities. We reduced the fund’s position in corporate bonds and mortgage-backed securities when their yield advantage to U.S. Treasuries declined. Corporate bonds and mortgage-backed securities provided a more generous stream of income than their U.S. government counterparts, particularly in light of the drop in U.S. Treasury yields. Given the economy’s uncertainty and investors’ concerns about credit risk, we emphasized quality and liquidity in the corporate sector. In the mortgage-backed sector, we concentrated on security structures that had greater protection from prepayment risk and fewer price fluctuations. Prepayments occur when a mortgage is paid before maturity, removing it from the portfolio. When that happens, the mortgage can no longer contribute income or price appreciation to the portfolio’s return.

Portfolio Maturity Breakdown
(as a percentage of 12/31/2001 portfolio assets )

Less than 1 year	9.0%

1-5 years	46.0%

5-10 years	45.0%

Portfolio Quality
(as a percentage of 12/31/2001 portfolio assets)

AAA	53.3%

AA	10.5%

A	25.1%

BBB	11.1%

What is your outlook over the next six months?

We anticipate an environment of stable interest rates, modest economic growth, and falling inflation. Although we believe the economy has bottomed, we do not think we will return to an atmosphere of robust growth. In this environment, we expect income-oriented securities to provide excess returns. Corporate bonds and mortgage-backed securities typically provide incremental yield over U.S. Treasuries. However, as of the close of the period, these yield advantages were particularly generous. In our opinion, they represented both attractive relative value and the potential for significant total return. Based on historical standards, we believe corporate bonds and mortgage-backed securities can generate strong relative performance as these yield advantages return to more normal levels. With the fund’s substantial position in these sectors, we think the fund can produce solid returns in the months ahead.

EVERGREEN
Intermediate Term Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Six Months Ended December 31, 2001 (Unaudited)	Year Ended June 30,				Period Ended June 30, 1997 (a)	Year Ended July 31, 1996
		2001#	2000	1999	1998#

CLASS A

Net asset value, beginning of period	$8.55	$8.31	$8.66	$9.08	$8.93	$8.73	$8.88

Income from investment operations

Net investment income	0.23	0.49	0.53	0.53	0.57	0.54	0.59

Net realized and unrealized gains or losses on securities	0.12	0.25	(0.31)	(0.42)	0.20	0.18	(0.16)

Total from investment operations	0.35	0.74	0.22	0.11	0.77	0.72	0.43

Distributions to shareholders from

Net investment income	(0.22)	(0.50)	(0.57)	(0.53)	(0.62)	(0.52)	(0.58)

Net asset value, end of period	$8.68	$8.55	$8.31	$8.66	$9.08	$8.93	$8.73

Total return*	4.08%	9.05%	2.65%	1.17%	8.82%	8.40%	4.95%
Ratios and supplemental data

Net assets, end of period (thousands)	$88,414	$89,259	$90,509	$107,714	$123,723	$10,341	$12,958

Ratios to average net assets
Expenses‡	1.16%†	1.17%	1.17%	1.10%	1.11%	1.12%†	1.10%

Net investment income	4.77%†	5.74%	6.17%	5.90%	6.00%	6.43%†	6.57%

Portfolio turnover rate	153%	261%	169%	170%	331%	179%	231%

	Six Months Ended December 31, 2001 (Unaudited)	Year Ended June 30,				Period Ended June 30, 1997 (a)	Year Ended July 31, 1996
		2001#	2000	1999	1998#

CLASS B

Net asset value, beginning of period	$8.55	$8.31	$8.66	$9.09	$8.95	$8.74	$8.89

Income from investment operations

Net investment income	0.20	0.42	0.46	0.47	0.48	0.47	0.52

Net realized and unrealized gains or losses on securities	0.12	0.25	(0.30)	(0.43)	0.21	0.20	(0.16)

Total from investment operations	0.32	0.67	0.16	0.04	0.69	0.67	0.36

Distributions to shareholders from

Net investment income	(0.19)	(0.43)	(0.51)	(0.47)	(0.55)	(0.46)	(0.51)

Net asset value, end of period	$8.68	$8.55	$8.31	$8.66	$9.09	$8.95	$8.74

Total return*	3.69%	8.24%	1.88%	0.31%	7.89%	7.81%	4.10%

Ratios and supplemental data

Net assets, end of period (thousands)	$17,247	$17,146	$17,719	$11,100	$10,763	$11,368	$16,034

Ratios to average net assets
Expenses‡	1.91%†	1.92%	1.92%	1.85%	1.86%	1.87%†	1.85%

Net investment income	4.01%†	5.00%	5.40%	5.15%	5.28%	5.68%†	5.82%

Portfolio turnover rate	153%	261%	169%	170%	331%	179%	231%

(a)For the eleven months ended June 30, 1997. The Fund changed its fiscal year end from July 31 to June 30, effective June 30, 1997.

# Net investment income is based on average shares outstanding during the period.

* Excluding applicable sales charges.

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

† Annualized.

See Combined Notes to Financial Statements.

EVERGREEN
Intermediate Term Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Six Months Ended December 31, 2001 (Unaudited)	Year Ended June 30,				Period Ended June 30, 1997 (a)	Year Ended July 31, 1996
		2001 #	2000	1999#	1998#

CLASS C

Net asset value, beginning of period	$8.55	$8.31	$8.66	$9.09	$8.94	$8.74	$8.89
Income from investment operations

Net investment income	0.19	0.42	0.46	0.47	0.49	0.46	0.52

Net realized and unrealized gains or losses on securities	0.13	0.25	(0.30)	(0.43)	0.21	0.20	(0.16)

Total from investment operations	0.32	0.67	0.16	0.04	0.70	0.66	0.36

Distributions to shareholders from

Net investment income	(0.19)	(0.43)	(0.51)	(0.47)	(0.55)	(0.46)	(0.51)

Net asset value, end of period	$8.68	$8.55	$8.31	$8.66	$9.09	$8.94	$8.74

Total return*	3.69%	8.24%	1.88%	0.31%	8.01%	7.70%	4.10%

Ratios and supplemental data

Net assets, end of period (thousands)	$7,095	$5,733	$4,680	$4,718	$5,439	$7,259	$9,084

Ratios to average net assets
Expenses‡	1.91%†	1.92%	1.92%	1.85%	1.86%	1.87%†	1.85%

Net investment income	4.00%†	4.96%	5.38%	5.15%	5.26%	5.68%†	5.82%

Portfolio turnover rate	153%	261%	169%	170%	331%	179%	231%

	Six Months Ended December 31, 2001 (Unaudited)	Year Ended June 30,			Period Ended June 30, 1998# (b)
		2001 #	2000	1999

CLASS I **

Net asset value, beginning of period	$8.55	$8.31	$8.66	$9.08	$9.09

Income from investment operations

Net investment income	0.25	0.51	0.54	0.56	0.24

Net realized and unrealized gains or losses on securities	0.11	0.25	(0.30)	(0.42)	(0.01)

Total from investment operations	0.36	0.76	0.24	0.14	0.23
Distributions to shareholders from

Net investment income	(0.23)	(0.52)	(0.59)	(0.56)	(0.24)

Net asset value, end of period	$8.68	$8.55	$8.31	$8.66	$9.08

Total return	4.21%	9.32%	2.91%	1.43%	2.58%

Ratios and supplemental data

Net assets, end of period (thousands)	$33,827	$37,863	$46,194	$54,766	$63,721

Ratios to average net assets
Expenses‡	0.90%†	0.92%	0.92%	0.85%	0.86%†

Net investment income	5.03%†	6.00%	6.40%	6.15%	6.23%†

Portfolio turnover rate	153%	261%	169%	170%	331%

(a) For the eleven months ended June 30, 1997. The Fund changed its fiscal year end from July 31 to June 30, effective June 30, 1997.

(b) For the period from January 26, 1998 (commencement of class operations) to June 30, 1998.

# Net investment income is based on average shares outstanding during the period.

* Excluding applicable sales charges.

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

† Annualized.

** Effective at the close of business on May 11, 2001, Class Y shares of the Fund were renamed as Institutional shares (Class I).

See Combined Notes to Financial Statements.

EVERGREEN
Short-Duration Income Fund
Financial Highlights
(For a share outstanding throughout each period)

	Six Months Ended December 31, 2001 (Unaudited)	Year Ended June 30,
		2001	2000#	1999	1998	1997

CLASS A

Net asset value, beginning of period	$9.75	$9.43	$9.68	$9.90	$9.83	$9.82

Income from investment operations

Net investment income	0.25	0.56	0.56	0.57	0.61	0.63

Net realized and unrealized gains or losses on securities	0.18	0.32	(0.24)	(0.22)	0.07	0.02

Total from investment operations	0.43	0.88	0.32	0.35	0.68	0.65

Distributions to shareholders from

Net investment income	(0.25)	(0.56)	(0.57)	(0.57)	(0.61)	(0.64)

Net asset value, end of period	$9.93	$9.75	$9.43	$9.68	$9.90	$9.83

Total return*	4.41%	9.54%	3.36%	3.59%	7.08%	6.77%

Ratios and supplemental data

Net assets, end of period (thousands)	$66,042	$67,060	$86,498	$19,127	$16,848	$17,703

Ratios to average net assets
Expenses‡	0.92%†	0.98%	0.92%	0.82%	0.80%	0.72%

Net investment income	5.03%†	5.82%	5.91%	5.78%	6.14%	6.37%

Portfolio turnover rate	120%	143%	124%	50%	68%	45%

	Six Months Ended December 31, 2001 (Unaudited)	Year Ended June 30,
		2001	2000#	1999	1998	1997

CLASS B

Net asset value, beginning of period	$9.75	$9.43	$9.70	$9.92	$9.85	$9.84

Income from investment operations

Net investment income	0.21	0.49	0.49	0.49	0.52	0.54

Net realized and unrealized gains or losses on securities	0.18	0.32	(0.27)	(0.23)	0.07	0.01

Total from investment operations	0.39	0.81	0.22	0.26	0.59	0.55

Distributions to shareholders from

Net investment income	(0.21)	(0.49)	(0.49)	(0.48)	(0.52)	(0.54)

Net asset value, end of period	$9.93	$9.75	$9.43	$9.70	$9.92	$9.85

Total return*	4.02%	8.72%	2.33%	2.66%	6.11%	5.78%

Ratios and supplemental data

Net assets, end of period (thousands)	$17,495	$16,314	$15,485	$22,553	$22,689	$22,237

Ratios to average net assets
Expenses‡	1.73%†	1.74%	1.67%	1.72%	1.70%	1.62%

Net investment income	4.20%†	5.04%	5.12%	4.87%	5.23%	5.48%

Portfolio turnover rate	120%	139%	124%	50%	68%	45%

# Net investment income is based on average shares outstanding during the period.

* Excluding applicable sales charges.

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

† Annualized.

See Combined Notes to Financial Statements.

EVERGREEN
Short-Duration Income Fund
Financial Highlights
(For a share outstanding throughout each period)

	Six Months Ended December 31, 2001 (Unaudited)	Year Ended June 30,
		2001	2000#	1999	1998	1997

CLASS C

Net asset value, beginning of period	$9.75	$9.43	$9.70	$9.92	$9.85	$9.84

Income from investment operations

Net investment income	0.21	0.49	0.49	0.49	0.52	0.54

Net realized and unrealized gains or losses on securities	0.18	0.32	(0.27)	(0.23)	0.07	0.01

Total from investment operations	0.39	0.81	0.22	0.26	0.59	0.55

Distributions to shareholders from

Net investment income	(0.21)	(0.49)	(0.49)	(0.48)	(0.52)	(0.54)

Net asset value, end of period	$9.93	$9.75	$9.43	$9.70	$9.92	$9.85

Total return*	4.02%	8.72%	2.33%	2.66%	6.11%	5.77%

Ratios and supplemental data

Net assets, end of period (thousands)	$26,305	$24,398	$30,330	$1,360	$1,143	$1,029

Ratios to average net assets
Expenses‡	1.73%†	1.74%	1.70%	1.72%	1.70%	1.62%

Net investment income	4.20%†	5.06%	5.18%	4.87%	5.25%	5.47%

Portfolio turnover rate	120%	143%	124%	50%	68%	45%

	Six Months Ended December 31, 2001 (Unaudited)	Year Ended June 30,
		2001	2000	1999	1998	1997

CLASS I **

Net asset value, beginning of period	$9.75	$9.43	$9.68	$9.90	$9.83	$9.82

Income from investment operations

Net investment income	0.26	0.58	0.59	0.58	0.62	0.64

Net realized and unrealized gains or losses on securities	0.18	0.32	(0.25)	(0.22)	0.07	0.02

Total from investment operations	0.44	0.90	0.34	0.36	0.69	0.66

Distributions to shareholders from

Net investment income	(0.26)	(0.58)	(0.59)	(0.58)	(0.62)	(0.65)

Net asset value, end of period	$9.93	$9.75	$9.43	$9.68	$9.90	$9.83

Total return	4.54%	9.81%	3.57%	3.69%	7.19%	6.88%

Ratios and supplemental data

Net assets, end of period (thousands)	$214,877	$204,344	$245,279	$335,175	$348,358	$357,706

Ratios to average net assets
Expenses‡	0.73%†	0.73%	0.67%	0.72%	0.70%	0.62%

Net investment income	5.21%†	6.06%	6.11%	5.88%	6.25%	6.48%

Portfolio turnover rate	120%	143%	124%	50%	68%	45%

# Net investment income is based on average shares outstanding during the period.

* Excluding applicable sales charges.

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

† Annualized.

** Effective at the close of business on May 11, 2001, Class Y shares of the Fund were renamed Institutional shares (Class I).

See Combined Notes to Financial Statements.

EVERGREEN
Intermediate Term Bond Fund
Schedule of Investments
December 31, 2001 (Unaudited)

	Credit Rating(v)	Principal Amount	Value

ASSET-BACKED SECURITIES - 2.3%
Capital One Master Trust, Ser. 2001-8A, Class A, 4.60%, 08/17/2009	AAA	$1,530,000	$1,497,057
Delta Airlines, Inc., Ser. 2000-1, Class A2, 7.57%, 11/18/2010	AA+	1,000,000	989,974
MBNA Master Credit Card Trust, Ser. 1998-F, Class A, 3.25%, 2/15/2008	AAA	850,000	850,508
Total Asset-Backed Securities			3,337,539
COLLATERALIZED MORTGAGE OBLIGATIONS - 22.0%
Commerce 2000, Ser. C1, Class A2, 7.42%, 04/15/2010	AAA	1,800,000	1,935,020
Credit Suisse First Boston Mtge., Ser. 1999-C1, Class A2, 7.29%, 9/15/2041	Aaa	1,725,000	1,846,301
DLJ Comml. Mtge. Corp., Ser. 1999-CG3, Class A1B, 7.34%, 09/10/2009	Aaa	1,490,000	1,595,303
FHLMC:
Ser. 2115, Class BG, 6.00%, 02/15/2027	AAA	1,925,000	1,919,132
Ser. 2115, Class PE, 6.00%, 01/15/2014	AAA	1,950,000	1,934,390
Ser. 2366, Class MG, 6.00%, 12/15/2014	AAA	1,400,000	1,415,955
Ser. 2389, Class CD, 6.00%, 12/01/2031	AAA	1,290,000	1,307,802
Ser. 2394, Class MB, 6.00%, 01/15/2015	AAA	1,815,000	1,837,324
FNMA:
Ser. 1994-51, Class PH, 6.50%, 01/25/2023	AAA	2,320,000	2,431,611
Ser. 1999-41, Class PC, 6.50%, 06/25/2012	AAA	2,175,000	2,264,534
Ser. 2001-68, Class QD, 5.50%, 07/25/2014	AAA	1,535,000	1,508,422
Ser. 2001-70, Class LQ, 6.00%, 12/25/2025	AAA	1,570,000	1,581,343
Ser. 2001-74, Class QB, 6.00%, 11/01/2031	AAA	1,200,000	1,210,328
Ser. 2001-T12, Class A2, 7.50%, 08/25/2041	AAA	1,750,000	1,813,009
Master Asset Securitization Trust, Ser. 2001-2, Class A1, 6.00%, 11/1/2031	AAA	1,475,000	1,490,333
Morgan Stanley Capital I, Inc., Ser. 1998-XI1, Class A3, 6.48%, 6/3/2030	AAA	1,500,000	1,551,655
Residential Asset Securities Corp., Ser. 1996- KS2, Class A4, 7.98%, 05/25/2026	AAA	1,670,000	1,740,098
Salomon Brothers Comml. Mtge. Trust, Ser. 2000-C3, Class A1, 6.34%, 7/18/2009	AAA	1,423,319	1,469,891
Wells Fargo Mtge. Backed Securities Trust, Series 2001-29, Class A1, 6.00%, 12/25/2016	AAA	1,472,153	1,463,210
Total Collateralized Mortgage Obligations			32,315,661
CORPORATE BONDS - 32.4%
CONSUMER DISCRETIONARY - 4.7%
Auto Components - 0.2%
Collins & Aikman Products Co., 11.50%, 04/15/2006	B	150,000	147,000
Delco Remy International, Inc., 11.00%, 05/01/2009	B	100,000	102,500
249,500
Automobiles - 1.7%
Ford Motor Co., 6.375%, 02/01/2029	BBB+	1,500,000	1,207,216
General Motors Corp., 7.20%, 01/15/2011	BBB+	1,250,000	1,254,370
2,461,586
Hotels, Restaurants & Leisure - 1.7%
Argosy Gaming Co., 10.75%, 06/01/2009	B+	150,000	165,562
Aztar Corp., 8.875%, 05/15/2007	B+	150,000	155,625
Hollywood Casino Corp.:
11.25%, 05/01/2007	B	100,000	108,625
13.00%, 08/01/2006	B-	150,000	142,500
Horseshoe Gaming Holdings, Ser. B, 8.625%, 05/15/2009	B+	150,000	155,625

EVERGREEN
Intermediate Term Bond Fund
Schedule of Investments (continued)
December 31, 2001 (Unaudited)

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
CONSUMER DISCRETIONARY - continued
Hotels, Restaurants & Leisure - continued
International Game Technology, 8.375%, 05/15/2009	BB+	$ 100,000	$105,750
Isle of Capri Casinos, Inc., 8.75%, 04/15/2009	B	150,000	145,125
Mandalay Resort Group, Ser. B, 10.25%, 08/01/2007	BB-	150,000	156,375
McDonald’s Corp., 6.375%, 01/08/2028	A+	750,000	730,855
MGM Mirage, Inc., 8.50%, 09/15/2010	BBB-	75,000	76,764
Mohegan Tribal Gaming Auth., 8.75%, 01/01/2009	BB-	150,000	156,000
Prime Hospitality Corp., Ser. B, 9.75%, 04/01/2007	B+	150,000	151,875
Station Casinos, Inc., 9.875%, 07/01/2010	B+	150,000	153,188
WCI Communities, Inc., 10.625%, 02/15/2011	B	100,000	103,750
2,507,619
Household Durables - 0.4%
K. Hovnanian Enterprises, Inc., 10.50%, 10/01/2007	BB-	140,000	147,000
MDC Holdings, Inc., 8.375%, 02/01/2008	BB	150,000	152,250
Sealy Mattress Co., 9.875%, 12/15/2007 144A	B-	100,000	100,500
Toll Brothers, Inc., 8.25%, 12/01/2011	BB+	100,000	99,500
Windmere Durable Holdings, Inc., 10.00%, 07/31/2008	B-	150,000	146,250
645,500
Media - 0.5%
Charter Communications Holdings, LLC, 8.625%, 04/01/2009	B+	150,000	145,125
CSC Holdings, Inc., 9.875%, 02/15/2013	BB-	100,000	106,750
Echostar DBS Corp., 9.375%, 02/01/2009	B+	150,000	155,250
Emmis Communications Corp., Ser. B, 8.125%, 03/15/2009	B-	100,000	96,250
Hollinger International, Inc., 9.25%, 02/01/2006	B+	150,000	149,438
LIN Television Corp., 8.375%, 03/01/2008	B-	150,000	142,875
795,688
Specialty Retail - 0.2%
Michaels Stores, Inc., 9.25%, 07/01/2009	BB	150,000	159,000
Petco Animal Supplies, Inc., 10.75%, 11/01/2011	B	100,000	102,500
261,500
CONSUMER STAPLES - 2.0%
Beverages - 0.7%
Coca Cola Enterprises, Inc., 6.125%, 08/15/2011	A	1,000,000	1,008,100
Food & Drug Retailing - 1.1%
AFC Enterprises, Inc., 10.25%, 05/15/2007	B+	100,000	106,000
Fleming Co., Inc., 10.625%, 07/31/2007 144A	B2	150,000	144,000
Pantry, Inc., 10.25%, 10/15/2007	B	100,000	98,750
Safeway, Inc., 7.00%, 09/15/2002	BBB	1,325,000	1,363,216
1,711,966
Food Products - 0.1%
Land O’Lakes, Inc., 8.75%, 11/15/2011 144A	BB	150,000	145,500
Personal Products - 0.1%
Armkel, LLC, 9.50%, 08/15/2009 144A	B-	100,000	105,500
ENERGY - 1.3%
Energy Equipment & Services - 0.1%
Parker Drilling Co., Ser. D, 9.75%, 11/15/2006	B+	150,000	150,000

EVERGREEN
Intermediate Term Bond Fund
Schedule of Investments (continued)
December 31, 2001 (Unaudited)

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
ENERGY - continued
Oil & Gas - 1.2%
Chesapeake Energy Corp., 8.125%, 04/01/2011 144A	B+	$ 150,000	$146,250
Conoco, Inc., 5.45%, 10/15/2006	BBB+	1,000,000	1,001,429
EOTT Energy Partners, LP, 11.00%, 10/01/2009	BB	100,000	99,500
Ocean Energy, Inc., Ser. B, 8.375%, 07/01/2008	BB+	100,000	105,000
Pioneer Natural Resources Co., 9.625%, 04/01/2010	BB+	100,000	109,681
Westport Resources Corp., 8.25%, 11/01/2011 144A	BB-	100,000	101,500
XTO Energy, Inc., Ser. B, 9.25%, 04/01/2007	B+	150,000	157,500
1,720,860
FINANCIALS - 17.2%
Banks - 6.5%
Mellon Financial Co., 5.75%, 11/15/2003	A+	2,000,000	2,081,828
NationsBank Corp., 6.50%, 08/15/2003	A	2,000,000	2,099,508
PNC Funding Corp., 5.75%, 08/01/2006	A-	1,500,000	1,523,154
SunTrust Banks, Inc., 6.00%, 01/15/2028	A+	1,075,000	1,072,450
Washington Mutual, Inc., 6.875%, 06/15/2011	BBB+	1,225,000	1,259,190
Wells Fargo & Co., 6.375%, 08/01/2011	A	1,500,000	1,525,143
9,561,273
Diversified Financials - 9.0%
Alliance Capital Management LP, 5.625%, 08/15/2006	A+	1,100,000	1,108,671
Caterpillar Financial Svc., 5.33%, 08/30/2004	A+	1,500,000	1,543,117
Citigroup, Inc., 6.75%, 12/01/2005	AA-	1,250,000	1,330,131
Ford Motor Credit Co., 7.375%, 10/28/2009	BBB+	1,500,000	1,479,968
GMAC Corp., 6.875%, 09/15/2011	BBB+	800,000	785,012
Household Finance Corp., 6.40%, 06/17/2008	A	1,250,000	1,241,876
International Lease Finance Corp.:
5.40%, 06/08/2004	AA-	1,500,000	1,527,194
5.95%, 06/06/2005	AA-	700,000	713,108
Legg Mason, Inc., 6.75%, 07/02/2008	BBB	1,070,000	1,097,987
Sprint Capital Corp., 7.625%, 01/30/2011	BBB+	1,000,000	1,052,070
Verizon Global Funding Corp., 6.75%, 12/01/2005	A+	1,250,000	1,319,180
13,198,314
Insurance - 1.0%
American General Finance Corp., 6.10%, 05/22/2006	A+	1,500,000	1,534,922
Real Estate - 0.7%
EOP Operating LP, 7.00%, 07/15/2011	BBB+	900,000	907,694
Meristar Hospitality Corp. REIT, 9.00%, 01/15/2008 144A	BB-	100,000	95,500
1,003,194
HEALTH CARE - 0.5%
Health Care Providers & Services - 0.5%
Bergen Brunswig Corp., 7.375%, 01/15/2003	BB-	100,000	101,500
LifePoint Hospitals Holdings, Inc., Ser. B, 10.75%, 05/15/2009	B	100,000	111,500
Omnicare, Inc., 8.125%, 03/15/2011	BB+	100,000	104,000
Stewart Enterprises, Inc., 10.75%, 07/01/2008	B+	100,000	109,500
Tenet Healthcare Corp., Ser. B, 8.125%, 12/01/2008	BBB-	150,000	159,000
Triad Hospitals, Inc, Ser. B, 8.75%, 05/01/2009	B-	100,000	104,750
690,250

EVERGREEN
Intermediate Term Bond Fund
Schedule of Investments (continued)
December 31, 2001 (Unaudited)

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
INDUSTRIALS - 1.5%
Aerospace & Defense - 0.6%
Boeing Co., 6.625%, 02/15/2038	AA-	$ 750,000	$708,203
Sequa Corp., 8.875%, 04/01/2008	BB	100,000	94,000
802,203
Commercial Services & Supplies - 0.1%
Allied Waste North America, Inc., Ser. B, 10.00%, 08/01/2009	B+	150,000	155,250
Construction & Engineering - 0.1%
Meritage Corp., 9.75%, 06/01/2011	B	100,000	103,625
Schuler Homes, Inc., 10.50%, 07/15/2011 144A	B-	100,000	104,750
208,375
Machinery - 0.7%
AGCO Corp., 9.50%, 05/01/2008	BB	150,000	157,500
Eagle-Picher Industries, Inc., 9.375%, 03/01/2008	B-	85,000	47,175
Ingersoll Rand Co., 6.25%, 05/15/2006	A-	800,000	815,451
1,020,126
INFORMATION TECHNOLOGY - 0.1%
Semiconductor Equipment & Products - 0.1%
Fairchild Semiconductor Corp., 10.125%, 03/15/2007	B	95,000	97,850
MATERIALS - 2.6%
Chemicals - 1.1%
Dow Chemical Co., 8.625%, 04/01/2006	A	1,164,000	1,314,074
Lyondell Chemical Co., Ser. A, 9.625%, 05/01/2007	BB	150,000	151,875
Scotts Co., 8.625%, 01/15/2009	B+	150,000	154,500
1,620,449
Containers & Packaging - 0.4%
Four M Corp., Ser. B, 12.00%, 06/01/2006	B	150,000	148,500
Owens-Illinois, Inc., 7.15%, 05/15/2005	B+	125,000	118,125
Packaging Corp. of America, Ser. B, 9.625%, 04/01/2009	BB-	150,000	165,000
Stone Container Corp., 9.75%, 02/01/2011	B	150,000	160,125
591,750
Metals & Mining - 1.1%
Alaska Steel Corp., 7.875%, 02/15/2009	BB	100,000	98,500
Alcoa, Inc., 6.50%, 06/01/2011	A+	1,150,000	1,189,213
Peabody Energy Corp., Ser. B, 9.625%, 05/15/2008	B+	150,000	161,625
United States Steel, LLC, 10.75%, 08/01/2008 144A	BB	150,000	144,000
1,593,338
TELECOMMUNICATION SERVICES - 2.2%
Diversified Telecommunication Services - 2.0%
BellSouth Telecommunications, Inc., 7.875%, 02/15/2030	A+	1,250,000	1,434,595
MCI WorldCom, Inc., 6.95%, 08/15/2028	BBB+	750,000	679,635
Sprint Capital Corp., 6.875%, 11/15/2028	BBB+	1,000,000	921,703
3,035,933
Wireless Telecommunications Services - 0.2%
Price Communications Wireless, Inc., Ser. B, 9.125%, 12/15/2006	B+	150,000	159,750
Triton PCS, Inc., 8.75%, 11/15/2011 144A	B-	100,000	100,500
260,250

EVERGREEN
Intermediate Term Bond Fund
Schedule of Investments (continued)
December 31, 2001 (Unaudited)

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
UTILITIES - 0.3%
Electric Utilities - 0.1%
Calpine Corp., 7.75%, 04/15/2009	BB+	$ 150,000	$132,509
Gas Utilities - 0.2%
El Paso Energy Partners, LP, 8.50%, 06/01/2011	BB-	100,000	101,500
Western Gas Resources, Inc., 10.00%, 06/15/2009	BB-	150,000	159,750
261,250
Total Corporate Bonds			47,530,555
MORTGAGE-BACKED SECURITIES - 28.0%
FHLMC, 6.00%, TBA #	AAA	13,130,000	12,855,058
FNMA:
5.40%, 11/01/2008	AAA	1,950,000	1,912,170
5.50%, 05/01/2016-10/01/2016	AAA	2,323,442	2,287,139
6.00%, 12/01/2016	AAA	2,394,999	2,403,232
6.19%, 02/01/2006	AAA	1,287,316	1,344,048
6.37%, 08/01/2011	AAA	1,993,797	2,048,657
6.87%, 05/01/2006	AAA	1,439,225	1,534,343
6.91%, 07/01/2007	AAA	957,854	1,018,735
7.18%, 05/01/2007	AAA	1,761,724	1,896,225
7.20%, 12/01/2006	AAA	1,477,397	1,591,816
7.50%, 10/01/2029-08/01/2031	AAA	11,788,245	12,189,774
Total Mortgage-Backed Securities			41,081,197
U.S. TREASURY OBLIGATIONS - 9.1%
U.S. Treasury Bonds:
5.25%, 11/15/2028	AAA	3,035,000	2,843,655
6.25%, 08/15/2023	AAA	5,725,000	6,062,243
U.S. Treasury Notes:
3.375%, 01/15/2007	AAA	1,570,912	1,577,050
5.875%, 11/15/2004	AAA	1,715,000	1,816,427
7.00%, 07/15/2006	AAA	895,000	991,912
Total U.S. Treasury Obligations			13,291,287
YANKEE OBLIGATIONS - CORPORATE - 0.5%
FINANCIALS - 0.0%
Diversified Financials - 0.0%
Tembec Finance Corp., 9.875%, 09/30/2005	BB+	50,000	51,750
MATERIALS - 0.3%
Metals & Mining - 0.0%
Bulong Operation Property, Ltd., 12.50%, 12/15/2008 (g)+	NR	250,000	6,250
Paper & Forest Products - 0.3%
Domtar, Inc., 8.75%, 08/01/2006	BBB-	150,000	164,076
Norampac, Inc., 9.50%, 02/01/2008	BB	150,000	157,500
Tembec, Inc., 8.50%, 02/01/2011	BB+	100,000	104,000
425,576
TELECOMMUNICATION SERVICES - 0.2%
Diversified Telecommunication Services - 0.1%
Star Choice Communications, 13.00%, 12/15/2005	B+	100,000	105,500
Wireless Telecommunications Services - 0.1%
Rogers Cantel, Inc., 9.75%, 06/01/2016	BB+	150,000	149,251
Total Yankee Obligations - Corporate			738,327

EVERGREEN
Intermediate Term Bond Fund
Schedule of Investments (continued)
December 31, 2001 (Unaudited)

	Shares	Value

SHORT-TERM INVESTMENTS - 13.6%
MUTUAL FUND SHARES - 13.6%
Evergreen Institutional Money Market Fund (o) ##	19,921,561	$19,921,561
Total Investments - (cost $158,219,184) - 107.9%		158,216,127
Other Assets and Liabilities - (7.9%)		(11,633,771)
Net Assets - 100.0%		$146,582,356

See Combined Notes to Schedules of Investments.

EVERGREEN
Short-Duration Income Fund
Schedule of Investments
December 31, 2001 (Unaudited)

	Credit Rating(v)	Principal Amount	Value

ASSET-BACKED SECURITIES - 3.9%
Advanta Home Equity Loan Trust, Ser. 1993-2, Class A2, 6.15%, 10/25/2009	AAA	$ 240,505	$240,309
Empire Funding Home Loan Owner Trust, Ser. 1998-1, Class A4, 6.64%, 12/25/2012	Aaa	1,442,279	1,482,593
Equifax Credit Corp. Home Equity Loan Trust, Ser. 1994-1, Class B, 5.75%, 03/15/2009	AAA	10	9
Fund America Invs. Corp., Ser. 1993-A, Class A5, 6.512%, 06/25/2023	AAA	3,734,043	3,787,692
GE Capital Mtge. Funding Corp., Ser. 1999-HE3, Class A3, 7.11%, 7/25/2014	Aaa	2,473,398	2,526,677
HFC Home Equity Loan Trust, Ser. 1999-1, Class A2, 6.95%, 10/20/2023	Aaa	3,190,394	3,224,721
Prudential Securities Secured Financing Corp., Ser. 1994-4, Class A1, 8.12%, 02/15/2025	AAA	1,360,770	1,443,604
Total Asset-Backed Securities			12,705,605
COLLATERALIZED MORTGAGE OBLIGATIONS - 16.5%
Citicorp Mtge. Securities, Inc., Ser. 1992-18, Class A1, 7.033%, 11/25/2022	AAA	3,471,813	3,435,852
Commerce 2000, Ser. C1, Class A1, 7.206%, 09/15/2008	AAA	3,254,118	3,460,038
Credit Suisse First Boston Mtge., Ser. 1999-C1, Class A2, 7.29%, 9/15/2041	Aaa	4,955,000	5,303,433
DLJ Mtge. Acceptance Corp., Ser. 1991-3, Class A1, 7.155%, 2/20/2021	AAA	1,030,563	1,045,374
FHLMC:
Ser. 1634, Class PH, 6.00%, 11/15/2022	AAA	2,700,000	2,774,912
Ser. 1675, Class J, 6.50%, 06/15/2023	AAA	3,750,000	3,840,356
Ser. 1961, Class H, 6.50%, 05/15/2012	AAA	3,020,000	3,106,236
Ser. 2366, Class MG, 6.00%, 12/15/2014	AAA	3,175,000	3,211,183
FNMA:
6.00%, 04/25/2015	AAA	3,635,000	3,644,287
Ser. 1998-W8, Class A4, 6.02%, 09/25/2028	AAA	3,000,000	3,081,615
Ser. 2001-68, Class QD, 5.50%, 07/25/2014	AAA	5,845,000	5,743,794
Ser. 2001-T12, Class A2, 7.50%, 08/25/2041	AAA	2,640,000	2,735,053
Glendale Federal Bank:
Ser. 1990-1, Class A, 6.813%, 10/25/2029	AA+	2,492,456	2,508,218
Ser. 1990-3, Class A1, 5.386%, 03/25/2030	AA	916,095	932,863
Master Asset Securitization Trust, Ser. 2001-2, Class A1, 6.00%, 11/1/2031	AAA	3,455,000	3,490,915
Morgan Stanley Capital I, Inc., Ser. 1998-XL2, 6.17%, 10/03/2008	AAA	1,500,000	1,518,501
Perpetual Savings Bank, Ser. 1990-1, Class 1, 7.40%, 03/01/2030	Aaa	2,257,521	2,296,895
Saxon Mtge. Securities Corp., Ser. 1995-1A, Class A1, 7.814%, 4/25/2025	AAA	1,289,005	1,307,455
Total Collateralized Mortgage Obligations			53,436,980
CORPORATE BONDS - 42.6%
CONSUMER DISCRETIONARY - 4.4%
Automobiles - 0.9%
General Motors Corp., 7.20%, 01/15/2011	BBB+	3,000,000	3,010,488
Media - 1.0%
AOL Time Warner, Inc., 6.125%, 04/15/2006	BBB+	3,000,000	3,067,155
Multi-line Retail - 2.5%
May Department Stores Co., 7.15%, 08/15/2004	A+	3,000,000	3,212,910
Sears Roebuck Acceptance Corp., 7.00%, 02/01/2011	A-	1,700,000	1,728,711
Target Corp., 7.50%, 02/15/2005	A+	550,000	601,216
Wal-Mart Stores, Inc., 6.875%, 08/10/2009	AA	2,500,000	2,705,725
8,248,562
CONSUMER STAPLES - 1.6%
Beverages - 1.6%
Anheuser Busch Companies, Inc., 5.625%, 10/01/2010	A+	1,750,000	1,729,802
Coca Cola Co., 5.75%, 04/30/2009	A+	3,500,000	3,459,830
5,189,632

EVERGREEN
Short-Duration Income Fund
Schedule of Investments (continued)
December 31, 2001 (Unaudited)

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
ENERGY - 2.9%
Oil & Gas - 2.9%
Amerada Hess Corp., 5.90%, 08/15/2006	BBB	$1,900,000	$1,907,022
Conoco, Inc., 5.45%, 10/15/2006	BBB+	2,300,000	2,303,287
Exxon Capital Corp., 6.125%, 09/08/2008	Aaa	5,000,000	5,098,750
9,309,059
FINANCIALS - 23.8%
Banks - 5.2%
Bank of New York, 7.30%, 12/01/2009	A	2,500,000	2,681,905
National City Corp., 6.625%, 03/01/2004	A-	3,000,000	3,159,255
PNC Funding Corp., 5.75%, 08/01/2006	A-	3,000,000	3,046,308
SunTrust Banks, Inc., 6.375%, 04/01/2011	A+	2,375,000	2,415,741
Washington Mutual, Inc., 6.875%, 06/15/2011	BBB+	2,600,000	2,672,566
Wells Fargo & Co., 6.375%, 08/01/2011	A	3,000,000	3,050,286
17,026,061
Diversified Financials - 15.7%
Alliance Capital Management LP, 5.625%, 08/15/2006	A+	3,100,000	3,124,437
American Express Co., 5.50%, 09/12/2006	A+	2,350,000	2,354,239
American Express Credit Corp., Step Bond, 7.45%, 08/10/2005 †	A+	2,000,000	2,163,028
Associates Corp., 5.75%, 11/01/2003	AA-	4,000,000	4,170,180
Boeing Capital Corp., 6.10%, 03/01/2011	AA-	1,500,000	1,460,528
Caterpillar Financial Svc., 5.33%, 08/30/2004	A+	3,000,000	3,086,235
Ford Motor Credit Co., 7.375%, 10/28/2009	BBB+	3,000,000	2,959,935
Franchise Finance Corp. of America, 7.875%, 11/30/2005	AAA	2,500,000	2,763,365
GMAC Corp., 6.875%, 09/15/2011	BBB+	1,250,000	1,226,581
Golden West Financial Corp., 5.50%, 08/08/2006	A	800,000	791,423
Household Finance Corp., 5.875%, 09/25/2004	A	4,685,000	4,815,749
International Lease Finance Corp.:
5.35%, 05/03/2004	AA-	2,000,000	2,038,390
5.95%, 06/06/2005	AA-	3,000,000	3,056,178
John Deere Capital Corp., 5.52%, 04/30/2004	A	3,500,000	3,591,178
Legg Mason, Inc., 6.75%, 07/02/2008	BBB	2,200,000	2,257,543
Morgan Stanley Group, Inc., 6.10%, 04/15/2006	AA-	2,500,000	2,578,703
Sprint Capital Corp., 7.625%, 01/30/2011	BBB+	4,075,000	4,287,185
USAA Capital Corp., 5.591%, 12/20/2006 144A	AAA	1,700,000	1,714,192
Verizon Global Funding Corp., 7.25%, 12/01/2010	A+	2,500,000	2,682,283
51,121,352
Insurance - 1.3%
American General Finance Corp., 6.10%, 05/22/2006	A+	4,000,000	4,093,124
Real Estate - 1.6%
Duke Realty LP, REIT, 7.05%, 03/01/2006	Baa1	2,500,000	2,605,502
EOP Operating LP, 7.00%, 07/15/2011	BBB+	2,500,000	2,521,373
5,126,875
HEALTH CARE - 1.8%
Health Care Providers & Services - 0.7%
Cigna Corp., 6.375%, 10/15/2011	A+	2,300,000	2,262,485
Pharmaceuticals - 1.1%
American Home Products Corp., 6.25%, 03/15/2006	A	3,500,000	3,627,421
INDUSTRIALS - 0.5%
Machinery - 0.5%
Ingersoll Rand Co., 6.25%, 05/15/2006	A-	1,750,000	1,783,800

EVERGREEN
Short-Duration Income Fund
Schedule of Investments (continued)
December 31, 2001 (Unaudited)

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
INFORMATION TECHNOLOGY - 1.3%
Communications Equipment - 1.3%
SBC Communications, Inc., 6.25%, 03/15/2011	AA-	$4,000,000	$4,092,068
MATERIALS - 1.8%
Chemicals - 1.1%
Dow Chemical Co.:
5.25%, 05/14/2004	A	1,100,000	1,132,515
6.125%, 02/01/2011	A	2,500,000	2,526,998
3,659,513
Metals & Mining - 0.7%
Alcoa, Inc., 5.875%, 06/01/2006	A+	2,300,000	2,372,813
TELECOMMUNICATION SERVICES - 2.0%
Diversified Telecommunication Services - 2.0%
Bellsouth Corp., 5.00%, 10/15/2006	A+	2,250,000	2,235,694
Navistar International Corp., 9.375%, 06/01/2006	BBB-	2,000,000	2,110,000
Worldcom, Inc., 6.50%, 05/15/2004	BBB+	2,000,000	2,056,108
6,401,802
UTILITIES - 2.5%
Electric Utilities - 2.0%
FPL Group Capital, Inc., 7.375%, 06/01/2009	A-	4,000,000	4,216,156
Southwestern Public Service Co., Ser. B, 5.125%, 11/01/2006	A-	2,250,000	2,214,515
6,430,671
Gas Utilities - 0.5%
Consolidated Natural Gas Co., 5.375%, 11/01/2006	BBB+	1,650,000	1,628,702
Total Corporate Bonds			138,451,583
MORTGAGE-BACKED SECURITIES - 20.8%
FHLMC:
6.00%, TBA #	AAA	6,780,000	6,638,027
10.50%, 09/01/2015	AAA	85,009	94,958
FNMA:
5.50%, 04/01/2016-12/01/2016	AAA	5,330,524	5,247,234
6.00%, 07/01/2016-05/01/2029	AAA	8,532,791	8,458,342
6.15%, 03/01/2011	AAA	1,390,613	1,412,575
6.26%, 04/01/2011	AAA	2,186,481	2,231,959
6.29%, 06/01/2011	AAA	3,567,629	3,645,046
6.91%, 07/01/2009	AAA	3,775,066	4,027,665
6.97%, 11/01/2007	AAA	4,078,416	4,356,372
7.08%, 09/01/2006	AAA	4,740,001	5,088,106
7.205%, 06/01/2006	AAA	2,430,596	2,619,944
7.50%, 04/01/2030-06/01/2031	AAA	13,447,959	13,896,481
10.00%, 06/01/2005	AAA	11,878	12,130
11.00%, 02/01/2025	AAA	2,505,830	2,891,173
GNMA:
7.50%, 01/15/2031	AAA	2,624,520	2,721,661
8.05%, 06/15/2019-10/15/2020	AAA	3,775,246	4,048,649
Total Mortgage-Backed Securities			67,390,322

EVERGREEN
Short-Duration Income Fund
Schedule of Investments (continued)
December 31, 2001 (Unaudited)

	Credit Rating(v)	Principal Amount	Value

U.S. TREASURY OBLIGATIONS - 7.6%
U.S. Treasury Notes:
3.375%, 01/15/2007	AAA	$7,064,234	$7,091,834
6.00%, 08/15/2009	AAA	12,505,000	13,334,932
7.00%, 07/15/2006	AAA	3,855,000	4,272,427
Total U.S. Treasury Obligations			24,699,193
YANKEE OBLIGATIONS - CORPORATE - 1.0%
TELECOMMUNICATION SERVICES - 1.0%
Wireless Telecommunications Services - 1.0%
Vodafone Group Plc, 7.75%, 02/15/2010	A	3,000,000	3,299,907
YANKEE OBLIGATIONS - GOVERNMENT - 2.8%
Canada:
4.25%, 11/20/2006	AA-	2,600,000	2,526,459
4.625%, 10/03/2006	AA-	1,500,000	1,473,402
5.50%, 10/01/2008	AA	5,000,000	5,014,045
Total Yankee Obligations - Government			9,013,906

		Shares

SHORT-TERM INVESTMENTS - 5.7%
MUTUAL FUND SHARES - 5.7%
Evergreen Institutional Money Market Fund (o) ##		18,628,350	18,628,350
Total Investments - (cost $324,103,159) - 100.9%			327,625,846
Other Assets and Liabilities - (0.9%)			(2,905,534)
Net Assets - 100.0%			$324,720,312

See Combined Notes to Schedules of Investments.

Combined Notes to Schedules of Investments
December 31, 2001 (Unaudited)

Symbol	Description
144A	Security that may be sold to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended. This security has been determined to be liquid under guidelines established by the Board of Trustees.
(g)	Security which has defaulted on payment of interest and/or principal.
(o)	The advisor of the Fund and the advisor of the money market fund are each a division of Wachovia Corporation.
†	Security initially issued in zero coupon form which converts to coupon form at a specified rate and date. An effective interest rate is applied to recognize interest income daily for the bond. This rate is based on total expected interest to be earned over the life of the bond which consists of the aggregate coupon-interest payments and discount at acquisition. The rate shown is the stated rate at the current period end.
(v)	Credit ratings are unaudited and rated by Moody’s Investors Service where Standard and Poor’s ratings are not available.
+	This security is an illiquid security and is valued using market quotations where readily available. In the absence of market quotations, this security is valued based upon their fair value determined under procedures approved by the Board of Trustees.
#	Security was acquired under mortgage dollar roll agreements.
##	All or a portion of the principal amount of this security was pledged as collateral for open mortgage dollar roll agreements.

Summary of Abbreviations:
FHLB	Federal Home Loan Bank
FHLMC	Federal Home Loan Mortgage Corporation
FNMA	Federal National Mortgage Association
GNMA	Government National Mortgage Association
TBA	To Be Announced

See Combined Notes to Financial Statements.

EVERGREEN
Short and Intermediate Term Bond Funds
Statements of Assets and Liabilities
Six Months Ended December 31, 2001 (Unaudited)

	Intermediate Bond Fund	Short-Duration Fund

Assets
Identified cost of securities	$158,219,184	$324,103,159
Net unrealized gains or losses on securities	(3,057)	3,522,687

Market value of securities	158,216,127	327,625,846
Principal paydown receivable	0	268
Receivable for Fund shares sold	11,663	896,570
Interest receivable	1,598,878	3,833,200
Prepaid expenses and other assets	58,074	40,454

Total assets	159,884,742	332,396,338

Liabilities
Distributions payable	193,405	393,159
Payable for open mortgage dollar rolls	12,814,936	6,617,794
Payable for Fund shares redeemed	196,207	324,980
Advisory fee payable	5,721	7,463
Distribution Plan expenses payable	2,533	2,744
Due to other related parties	799	1,777
Deferred mortgage dollar roll income	14,216	13,232
Accrued expenses and other liabilities	74,569	314,877

Total liabilities	13,302,386	7,676,026

Net assets	$146,582,356	$324,720,312

Net assets represented by
Paid-in capital	$184,707,651	$347,175,129
Overdistributed net investment income	(433,992)	(380,841)
Accumulated net realized losses on securities	(37,688,246)	(25,596,663)
Net unrealized gains or losses on securities	(3,057)	3,522,687

Total net assets	$146,582,356	$324,720,312

Net assets consists of
Class A	$88,414,198	$66,042,497
Class B	17,246,557	17,495,174
Class C	7,094,832	26,305,364
Class I	33,826,769	214,877,277

Total net assets	$146,582,356	$324,720,312

Shares outstanding
Class A	10,190,074	6,649,396
Class B	1,987,730	1,761,608
Class C	817,691	2,648,754
Class I	3,898,647	21,636,408

Net asset value per share
Class A	$8.68	$9.93

Class A - Offering price (based on sales charge of 3.25%)	$8.97	$10.26

Class B	$8.68	$9.93

Class C	$8.68	$9.93

Class I	$8.68	$9.93

See Combined Notes to Financial Statements.

EVERGREEN
Short and Intermediate Term Bond Funds
Statements of Operations
Six Months Ended December 31, 2001 (Unaudited)

	Intermediate Bond Fund	Short-Duration Fund

Investment income
Interest	$4,496,470	$9,590,592

Expenses
Advisory fee	389,638	677,585
Distribution Plan expenses	234,914	280,628
Administrative services fees	75,966	161,330
Transfer agent fee	143,216	181,333
Trustees’ fees and expenses	1,823	3,184
Printing and postage expenses	10,167	17,872
Custodian fee	22,591	43,587
Registration and filing fees	21,147	36,061
Professional fees	8,987	9,451
Other	14,289	43,887

Total expenses	922,738	1,454,918
Less: Expense reductions	(4,091)	(4,220)

Net expenses	918,647	1,450,698

Net investment income	3,577,823	8,139,894

Net realized and unrealized gains on securities
Net realized gains on securities	1,992,558	3,577,899

Net change in unrealized gains or losses on securities	358,245	1,807,234

Net realized and unrealized gains on securities	2,350,803	5,385,133

Net increase in net assets resulting from operations	$5,928,626	$13,525,027

See Combined Notes to Financial Statements.

EVERGREEN
Short and Intermediate Term Bond Funds
Statements of Changes in Net Assets
Six Months Ended December 31, 2001 (Unaudited)

	Intermediate Bond Fund	Short-Duration Fund

Operations
Net investment income	$3,577,823	$8,139,894
Net realized gains on securities	1,992,558	3,577,899
Net change in unrealized gains on securities	358,245	1,807,234

Net increase in net assets resulting from operations	5,928,626	13,525,027

Distributions to shareholders from
Net investment income
Class A	(2,265,445)	(1,690,996)
Class B	(374,747)	(368,869)
Class C	(133,468)	(546,504)
Class I	(954,455)	(5,509,088)

Total distributions to shareholders	(3,728,115)	(8,115,457)

Capital share transactions
Proceeds from shares sold	12,072,065	89,708,134
Net asset value of shares issued in reinvestment of distributions	2,278,192	5,737,112
Payment for shares redeemed	(19,968,934)	(88,250,292)
Net increase (decrease) in net assets resulting from capital share transactions	(5,618,677)	7,194,954

Total increase (decrease) in net assets	(3,418,166)	12,604,524

Net assets
Beginning of period	150,000,522	312,115,788

End of period	$146,582,356	$324,720,312

Overdistributed net investment income	$(433,992)	$(380,841)

See Combined Notes to Financial Statements.

EVERGREEN
Short and Intermediate Term Bond Funds
Statements of Changes in Net Assets
Year Ended June 30, 2001

	Intermediate Bond Fund	Short-Duration Fund

Operations
Net investment income	$8,824,810	$19,969,235
Net realized gains on securities	573,823	2,964,940
Net change in unrealized gains or losses on securities	4,120,472	8,586,741

Net increase in net assets resulting from operations	13,519,105	31,520,916

Distributions to shareholders from
Net investment income
Class A	(5,224,435)	(4,158,232)
Class B	(858,125)	(760,723)
Class C	(230,755)	(1,369,139)
Class I*	(2,620,839)	(13,663,155)

Total distributions to shareholders	(8,934,154)	(19,951,249)

Capital share transactions
Proceeds from shares sold	31,990,656	107,610,444
Net asset value of shares issued in reinvestment of distributions	5,281,165	13,810,926
Payment for shares redeemed	(50,958,089)	(198,467,280)

Net decrease in net assets resulting from capital share transactions	(13,686,268)	(77,045,910)

Total decrease in net assets	(9,101,317)	(65,476,243)
Net assets
Beginning of period	159,101,839	377,592,031

End of period	$150,000,522	$312,115,788

Overdistributed net investment income	$(283,700)	$(405,278)

* Effective at the close of business on May 11, 2001, Class Y shares of the Funds were renamed as Institutional shares (Class I).
See Combined Notes to Financial Statements.

Combined Notes to Financial Statements (Unaudited)

1. ORGANIZATION

The Evergreen Short and Intermediate Term Bond Funds consist of Evergreen Intermediate Term Bond Fund (“Intermediate Bond Fund”) and Evergreen Short-Duration Income Fund (“Short-Duration Fund”), (collectively, the “Funds”). Each Fund is a diversified series of Evergreen Fixed Income Trust (the “Trust”), a Delaware business trust organized on September 18, 1997. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

The Funds offer Class A, Class B, Class C and Institutional (“Class I”) shares. Class A shares are sold with a front-end sales charge. Class B and Class C shares are sold without a front-end sales charge, but pay a higher ongoing distribution fee than Class A and are sold subject to a contingent deferred sales charge that is payable upon redemption and decreases depending on how long the shares have been held. Class I shares are sold at net asset value and are not subject to contingent deferred sales charges or distribution fees.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements. The policies are in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect amounts reported herein. Actual results could differ from these estimates.

A. Valuation of Investments

Portfolio debt securities acquired with more than 60 days to maturity are valued at prices obtained from an independent pricing service which takes into consideration such factors as similar security prices, yields, maturities, liquidity and ratings. Securities for which valuations are not available from an independent pricing service may be valued by brokers which use prices provided by market makers or estimates of market value obtained from yield data relating to investment or securities with similar characteristics.

Short-term securities with remaining maturities of 60 days or less at the time of purchase are valued at amortized cost, which approximates market value.

Investments in other mutual funds are valued at net asset value. Securities for which market quotations are not available are valued at fair value as determined in good faith, according to procedures approved by the Board of Trustees.

B. Reverse Repurchase Agreements

To obtain short-term financing, the Funds may enter into reverse repurchase agreements with banks and other financial institutions, which are deemed by the investment advisor to be creditworthy. At the time the Fund enters into a reverse repurchase agreement, it will establish a segregated account with the custodian containing qualified assets having a value not less than the repurchase price, including accrued interest. If the counterparty to the transaction is rendered insolvent, the Fund may be delayed or limited in the repurchase of the collateral securities.

C. When-issued and Delayed Delivery Transactions

The Funds record when-issued securities no later than one business day after the trade date and maintain security positions such that sufficient liquid assets will be available to make payment for the securities purchased. Securities purchased on a when-issued or delayed delivery basis are marked-to-market daily and begin earning interest on the settlement date. Losses may occur on these transactions due to changes in market conditions or the failure of counterparties to perform under the contract.

D. Dollar Roll Transactions

The Funds may enter into dollar roll transactions with respect to mortgage backed securities. In a dollar roll transaction, the Fund sells mortgage backed securities to financial institutions and simultaneously agrees to accept substantially similar (same type, coupon and maturity) securities at a later date at an agreed upon price. Dollar roll transactions are treated as short-term financing arrangements which will not exceed 12 months. The Funds will use

Combined Notes to Financial Statements (Unaudited) (continued)

the proceeds generated from the transactions to invest in short-term investments, which may enhance a Fund’s current yield and total return.

E. Security Transactions and Investment Income

Security transactions are recorded no later than one business day after the trade date. Realized gains and losses are computed using the specific cost of the security sold. Interest income is recorded on the accrual basis and includes accretion of discounts and amortization of premiums. Dividend income is recorded on the ex-dividend date or in the case of some foreign securities, on the date when the Fund is made aware of the dividend. Foreign income and capital gains realized on some securities may be subject to foreign taxes, which are accrued as applicable.

F. Federal Taxes

Each Fund intends to continue to qualify as a regulated investment company and distribute all of its taxable income, including any net capital gains (which have already been offset by available capital loss carryovers). Accordingly, no provision for federal taxes is required.

G. Distributions

Distributions to shareholders from net investment income are accrued daily and paid monthly. Distributions from net realized gains are recorded on the ex-dividend date.

Such distributions are determined in conformity with income tax regulations, which may differ from generally accepted accounting principles.

H. Class Allocations

Income, common expenses and realized and unrealized gains and losses are allocated to the classes based on the relative net assets of each class. Distribution and service fees, if any, are calculated daily at the class level based on the appropriate net assets of each class and the specific expense rates applicable to each class.

3. ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

Evergreen Investment Management Company, LLC (“EIMC”), an indirect, wholly-owned subsidiary of Wachovia Corporation (formerly First Union Corporation), is the investment advisor to the Funds and is paid a management fee that is calculated and paid daily.

In return for providing investment management and administrative services, the Intermediate Bond Fund pays EIMC a management fee at an annual rate of 2.00% of the Fund’s gross investment income plus an amount determined by applying percentage rates, starting at 0.41% and declining to 0.16% per annum as net assets increase, to the average daily net assets of the Fund. For Short-Duration Fund, EIMC is paid a management fee at an annual rate of 0.42% of the Fund’s average daily net assets.

Evergreen Investment Services, Inc. (“EIS”), an indirect, wholly owned subsidiary of Wachovia Corporation, is the administrator to the Funds. As administrator, EIS provides the Funds with facilities, equipment and personnel and is paid an administrative fee of 0.10% of each Fund’s average daily net assets.

Evergreen Service Company, LLC (“ESC”), an indirect, wholly owned subsidiary of Wachovia Corporation, is the transfer and dividend disbursing agent for the Funds.

Officers of the Funds and affiliated Trustees receive no compensation directly from the Funds.

4. DISTRIBUTION PLANS

Evergreen Distributor, Inc. (“EDI”), a wholly owned subsidiary of BISYS Fund Services, Inc., serves as principal underwriter to the Funds.

Each Fund has adopted Distribution Plans, as allowed by Rule 12b-1 of the 1940 Act, for each class of shares, except Class I. Distribution plans permit a Fund to compensate its principal underwriter for costs related to selling shares of the Fund and for various other specified services. These costs consist primarily of commissions and service fees

Combined Notes to Financial Statements (Unaudited) (continued)

to broker-dealers who sell shares of the Fund. Under the Distribution Plans, each class (except Class A of Short-Duration Fund) incurs distribution fees at the following annual rates:

Average Daily Net Assets
Class A	0.25%
Class B	1.00
Class C	1.00

Short-Duration Fund Class A shares incur distribution fees at an annual rate of 0.10% of its average daily net assets.

Of the above amounts, each share class may pay under its Distribution Plan a maximum service fee of 0.25% of the average daily net assets of the class to pay for shareholder service fees. Distribution Plan expenses are calculated and paid daily.

During the six months end December 31, 2001, amounts paid or accrued to EDI pursuant to each Fund’s Class A, Class B and Class C Distribution Plans were as follows:
	Class A	Class B	Class C

Intermediate Bond Fund	$114,053	$88,972	$31,889
Short-Duration Fund	63,696	87,502	129,430

With respect to Class B and Class C shares, the principal underwriter may pay distribution fees greater than the allowable annual amounts each Fund is permitted to pay under the Distribution Plans.

Each of the Distribution Plans may be terminated at any time by vote of the independent Trustees or by vote of a majority of the outstanding voting shares of the respective class.

5. CAPITAL SHARE TRANSACTIONS

The Funds have an unlimited number of shares of beneficial interest with $0.001 par value authorized. Shares of beneficial interest of the Funds are currently divided into Class A, Class B, Class C and Class I. Transactions in shares of the Funds were as follows:
Intermediate Bond Fund

	Six Months Ended December 31, 2001		Year Ended June 30, 2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	880,431	$7,698,512	2,051,652	$17,412,604
Automatic conversion of Class B shares to Class A shares	24,398	212,820	132,312	1,142,730
Shares issued in reinvestment of distributions	199,382	1,748,588	475,123	4,057,880
Shares redeemed	(1,350,813)	(11,799,887)	(3,119,302)	(26,458,540)

Net decrease	(246,602)	(2,139,967)	(460,215)	(3,845,326)

Class B
Shares sold	231,274	2,021,964	577,656	4,970,017
Automatic conversion of Class B shares to Class A shares	(24,398)	(212,820)	(132,312)	(1,142,730)
Shares issued in reinvestment of distributions	22,708	199,176	46,947	401,263
Shares redeemed	(246,722)	(2,150,597)	(620,714)	(5,284,927)

Net decrease	(17,138)	(142,277)	(128,423)	(1,056,377)

Class C
Shares sold	193,376	1,693,320	322,774	2,783,296
Shares issued in reinvestment of distributions	9,365	82,141	14,866	127,114
Shares redeemed	(55,360)	(483,371)	(230,741)	(1,954,572)

Net increase	147,381	1,292,090	106,899	955,838

Class I
Shares sold	75,511	658,269	804,863	6,824,739
Shares issued in reinvestment of distributions	28,313	248,287	81,428	694,908
Shares redeemed	(632,322)	(5,535,079)	(2,020,910)	(17,260,050)

Net decrease	(528,498)	(4,628,523)	(1,134,619)	(9,740,403)

Net decrease		$(5,618,677)		$(13,686,268)

Combined Notes to Financial Statements (Unaudited) (continued)

Short-Duration Fund

	Six Months Ended December 31, 2001		Year Ended June 30, 2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	1,276,963	$12,677,838	3,768,068	$36,146,701
Automatic conversion of Class B shares to Class A shares	90,139	898,091	54,873	535,864
Shares issued in reinvestment of distributions	132,596	1,327,295	339,141	3,271,842
Shares redeemed	(1,727,483)	(17,211,338)	(6,453,347)	(61,790,715)

Net decrease	(227,785)	(2,308,114)	(2,291,265)	(21,836,308)

Class B
Shares sold	603,843	6,040,407	520,973	5,082,197
Automatic conversion of Class B shares to Class A shares	(90,139)	(898,091)	(54,873)	(535,864)
Shares issued in reinvestment of distributions	27,423	274,572	56,433	545,063
Shares redeemed	(452,545)	(4,503,820)	(490,733)	(4,724,016)

Net increase	88,582	913,068	31,800	367,380

Class C
Shares sold	618,759	6,194,501	760,218	7,390,388
Shares issued in reinvestment of distributions	40,325	403,676	107,228	1,035,224
Shares redeemed	(512,419)	(5,113,536)	(1,580,058)	(15,247,990)

Net increase (decrease)	146,665	1,484,641	(712,612)	(6,822,378)

Class I
Shares sold	6,468,077	64,795,388	6,069,650	58,991,158
Shares issued in reinvestment of distributions	372,772	3,731,569	928,178	8,958,797
Shares redeemed	(6,160,376)	(61,421,598)	(12,042,052)	(116,704,559)

Net increase (decrease)	680,473	7,105,359	(5,044,224)	(48,754,604)

Net increase (decrease)		$7,194,954		$(77,045,910)

6. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of investment securities (excluding short-term securities and mortgage dollar roll transactions) were as follows for the six months ended December 31, 2001:
	Cost of Purchases		Proceeds from Sales
	U.S. Government	Non-U.S. Government	U.S. Government	Non-U.S. Government

Intermediate Bond Fund	$190,827,657	$33,618,453	$193,499,696	$25,694,852
Short-Duration Fund	301,163,335	85,490,124	285,458,104	91,054,289

On December 31, 2001 the composition of unrealized appreciation and depreciation on securities based on the aggregate cost of securities for federal income tax purposes were as follows:

	Tax Cost	GrossUnrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation/ (Depreciation)

Intermediate Bond Fund	$158,219,184	$1,622,589	$(1,625,646)	$(3,057)
Short-Duration Fund	324,103,159	5,075,469	(1,552,782)	3,522,687

As of June 30, 2001, the Funds had capital loss carryovers for federal income tax purposes as follows:

		Expiration
	Capital Loss Carryover	2002	2003	2004	2005	2006	2007	2008	2009

Intermediate Bond Fund	$39,351,816	$12,230,490	$987,672	$810,693	$1,200,359	$2,734,934	$6,633,609	$10,746,355	$4,007,704
Short-Duration Fund	27,560,682	5,807,646	0	4,048,695	4,374,000	1,742,698	4,597,715	6,989,928	0

For income tax purposes, capital losses incurred after October 31 within a Fund’s fiscal year are deemed to arise on the first business day of the Fund’s following fiscal year. As of June 30, 2001, Intermediate Bond Fund incurred and elected to defer post October capital losses of $172,149.

Combined Notes to Financial Statements (Unaudited) (continued)

During the six months ended December 31, 2001, the Funds entered into mortgage dollar roll transactions. At December 31, 2001, the Funds had the following mortgage dollar roll agreements outstanding:

	Dollar RollAmount	Counterparty	Interest Rate	Maturity Date

Intermediate Bond Fund	$1,680,378	Morgan Stanley	6.00%	1/14/2002
Intermediate Bond Fund	2,446,581	Greenwich Capital	6.00%	1/14/2002
Intermediate Bond Fund	2,273,165	Lehman Brothers	6.00%	1/14/2002
Intermediate Bond Fund	1,422,201	Deutsche Bank/Alex Brown	6.00%	1/14/2002
Intermediate Bond Fund	5,042,997	UBS Warburg	6.00%	1/14/2002
Short-Duration Fund	3,260,474	Greenwich Capital	6.00%	1/14/2002
Short-Duration Fund	3,388,761	Deutsche Bank/Alex Brown	6.00%	1/14/2002

During the six months ended December 31, 2001, the Funds earned income on mortgage dollar roll transactions as follows:

Income Earned on Dollar Roll Transactions
Intermediate Bond Fund	$23,693
Short-Duration Fund	19,339

7. EXPENSE REDUCTIONS

Through expense offset arrangements with ESC and their custodian, a portion of the fund expenses have been reduced. The amount of expense reductions received by each Fund and the impact of the total expense reductions on each Fund’s annualized expense ratio represented as a percentage of its average net assets were as follows:

	TotalExpense Reductions	% of Average Net Assets

Intermediate Bond Fund	$4,091	0.01%
Short-Duration Fund	4,220	0.00

8. DEFERRED TRUSTEES’ FEES

Each independent Trustee of each Fund may defer any or all compensation related to performance of their duties as Trustees. The Trustees’ deferred balances are allocated to deferral accounts, which are included in the accrued expenses for the Fund. The investment performance of the deferral accounts are based on the investment performance of certain Evergreen Funds. Any gains earned or losses incurred in the deferral accounts are reported in the Fund’s Trustees’ fees and expenses. At the election of the Trustees, the deferral account will be paid either in one lump sum or in quarterly installments for up to ten years.

9. FINANCING AGREEMENT

The Fund and certain other Evergreen Funds share in a $725 million unsecured revolving credit commitment to temporarily finance the purchase or sale of securities for prompt delivery, including funding redemption of their shares, as permitted by each Fund’s borrowing restrictions. Borrowings under this facility bear interest at 0.50% per annum above the Federal Funds rate. All of the Funds are charged an annual commitment fee of 0.10% of the unused balance, which is allocated pro rata. For its assistance in arranging the financing agreement, First Union Securities, Inc. was paid a one-time arrangement fee of $150,000, which was charged to the Funds and also allocated pro rata.

During the six months end December 31, 2001, the Funds had no borrowings under these agreements.

Combined Notes to Financial Statements (Unaudited) (continued)

10. CHANGE IN ACCOUNTING PRINCIPLE

As required, effective July 1, 2001, the Funds have adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment Companies, which amends certain accounting practices and disclosures, including amortization of premiums and accretion of discounts. Accordingly, the Funds began amortizing premium and accreting discount on all fixed-income securities.

Prior to July 1, 2001, Short-Duration Fund was already amortizing premiums and accreting discounts on its fixed-income securities. As a result, there is not impact to the current period financial statements for the Fund.

Prior to July 1, 2001, Intermediate Bond Fund was already accreting discounts but was not amortizing premiums on its fixed-income securities. As a result of the Fund’s adoption of this accounting principle, the cumulative effect of the change is insignificant to the current period financial statements.

11. REORGANIZATIONS

At a regular meeting of the Board of Trustees held on December 13 - 14, 2001, the Trustees of Intermediate Bond Fund and Short Duration Fund approved a Plan of Reorganization (the “Plan”) for each Fund. Under the Plan, Evergreen Core Bond Fund, a series of Evergreen Select Fixed Income Trust, will acquire all of the assets and assume the identified liabilities of Intermediate Bond Fund in exchange for shares of Evergreen Core Bond Fund; Evergreen Fixed Income Fund, a series of Evergreen Select Fixed Income Trust, will acquire all the assets and assume the identified liabilities of Short Duration Fund in exchange for shares of Evergreen Fixed Income Fund.

A Special Meeting of Shareholders of each respective Fund will be held on May 13, 2002 to consider and vote on each Plan. On or about March 22, 2002, materials for this meeting will be mailed to shareholders of record on February 28, 2002.

Board of Trustees

Name	Position with Trust	Term of Office	Principal Occupations for Last Five Years	Number of Portfolios Overseen in Evergreen Funds complex	Other Directorships held outside of Evergreen Funds complex

Charles A. Austin III 200 Berkeley Street Boston, MA 02116 Age: 66	Trustee	1991	Investment Counselor with Appleton Partners, Inc. (investment advice); former Director, Executive Vice President and Treasurer, State Street Research & Management Company (investment advice); Director, The Andover Companies (insurance); Trustee, Arthritis Foundation of New England; Director, Health Development Corp. (fitness-wellness centers); The Francis Ouimet Society.	98	None

K. Dun Gifford 200 Berkeley Street Boston, MA 02116 Age: 62	Trustee	1974	Chairman and President, Oldways Preservation and Exchange Trust (education); Trustee, Treasurer and Chairman of the Finance Committee, Cambridge College; former Managing Partner, Roscommon Capital Corp.; former Chairman of the Board, Director, and Executive Vice President, The London Harness Company (leather goods purveyor); former Chairman, Gifford, Drescher & Associates (environmental consulting).	98	None

Leroy Keith, Jr. 200 Berkeley Street Boston, MA 02116 Age: 62	Trustee	1983	Partner, Stonington Partners (private investment firm); Chairman of the Board and Chief Executive Officer, Carson Products Company (manufacturing); Director of Phoenix Total Return Fund and Equifax, Inc. (worldwide information management); Trustee of Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund; and former President, Morehouse College.	98	Director of Phoenix Total Return Fund; Trustee of Phoenix Series Fund, Phoenix Multi-Portfolio Fund and The Phoenix Big Edge Series Fund.

Gerald M. McDonnell 200 Berkeley Street Boston, MA 02116 Age: 62	Trustee	1988	Sales and Marketing Management with SMI-STEEL - South Carolina (steel producer); former Sales and Marketing Management with Nucor Steel Company.	98	None

Thomas L. McVerry 200 Berkeley Street Boston, MA 02116 Age: 62	Trustee	1993	Former Vice President and Director of Rexham Corporation (manufacturing); and Director of Carolina Cooperative Credit Union.	98	None

William Walt Pettit 200 Berkeley Street Boston, MA 02116 Age: 46	Trustee	1984	Partner and Vice President in the law firm of Kellam & Pettit, P.A	98	None

David M. Richardson 200 Berkeley Street Boston, MA 02116 Age: 60	Trustee	1982	President, Richardson, Runden & Company (new business development/consulting company); Managing Director, Kennedy Information, Inc (executive recruitment information and research company); former Vice Chairman, DHR International, Inc. (executive recruitment); former Senior Vice President, Boyden International Inc. (executive recruitment); Trustee, 411 Technologies, LLP (communications); Director, J&M Cumming Paper Co. (paper merchandising); and Columnist, Commerce and Industry Association of New Jersey.	98	None

Russell A. Salton, III MD 200 Berkeley Street Boston, MA 02116 Age: 54	Trustee	1984	Medical Director, Healthcare Resource Associates, Inc.; former Medical Director, U.S. Health Care/Aetna Health Services; former Managed Health Care Consultant; and former President, Primary Physician Care.	98	None

Michael S. Scofield 200 Berkeley Street Boston, MA 02116 Age: 58	Trustee	1984	Attorney, Law Offices of Michael S. Scofield.	98	None

Richard J. Shima 200 Berkeley Street Boston, MA 02116 Age: 62	Trustee	1993	Independent Consultant; former Chairman, Environmental Warranty, Inc. (insurance agency); former Executive Consultant, Drake Beam Morin, Inc. (executive outplacement); Director of Hartford Hospital, Old State House Association; former Director of Enhance Financial Services, Inc.; former Director of CTG Resources, Inc. (natural gas); former Director Middlesex Mutual Assurance Company; former Chairman, Board of Trustees, Hartford Graduate Center; Trustee, Greater Hartford YMCA.	98	None

Richard K. Wagoner, CFA* 200 Berkeley Street Boston, MA 02116 Age: 63	Trustee	1999	Former Chief Investment Officer, Executive Vice President and Head of Capital Management Group, First Union National Bank; former consultant to the Board of Trustees of the Evergreen Funds; former member, New York Stock Exchange; member, North Carolina Securities Traders Association; member, Financial Analysts Society.	98	None

* Mr. Wagoner is an “interested person” of the funds because of his ownership of shares in Wachovia Corporation (formerly First Union Corporation), the parent to the funds’ investment advisor.

Additional information about the funds’ Board of Trustees can be found in the Statement of Additional Information (SAI) and is available upon request without charge by calling (800) 343-2898.

Evergreen Funds

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541436 02/2002

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800.346.3858

Investor Services
800.343.2898

www.EvergreenInvestments.com

2001 Dalbar Mutual Fund Service Award Recipient: The Dalbar Mutual Fund Service Award symbolizes the achievement of the highest tier of service to shareholders within the mutual fund industry. It is awarded only to those firms that exceed industry norms in key service areas. Evergreen was measured against 62 mutual fund service providers.

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